EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2017
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (July 28, 2017) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three and six months ended June 30, 2017.
Southside reported net income of $14.5 million for the three months ended June 30, 2017, an increase of $3.1 million, or 27.1%, compared to $11.4 million for the same period in 2016. Southside reported net income of $29.5 million for the six months ended June 30, 2017, an increase of $4.6 million, or 18.3%, compared to $24.9 million for the same period in 2016.
Diluted earnings per common share were $0.49 for the three months ended June 30, 2017, an increase of $0.07, or 16.7%, compared to $0.42 for the three months ended June 30, 2016. For the six months ended June 30, 2017, diluted earnings per common share increased $0.08, or 8.7%, to $1.00 when compared to $0.92 for the same period in 2016.
The return on average shareholders’ equity for the six months ended June 30, 2017 was 11.13%, compared to 10.93% for the same period in 2016.  The return on average assets was 1.06% for the six months ended June 30, 2017, compared to 0.99% for the same period in 2016.
“Strong financial results and the announcement of a merger agreement with Diboll State Bancshares, Inc. provide the highlights for the second quarter,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “Our financial results for the second quarter included solid loan growth of $71.3 million, a 2.8% increase on a linked quarter basis, net income of $14.5 million, which included $473,000 of merger related expense and $75,000 of expense associated with two scheduled branch closures, a decrease in the efficiency ratio to 50.26% and a decrease in our ratio of nonperforming assets to total assets to 0.16%.”
“Our loan growth primarily occurred late in the quarter with $60.1 million booked in June and of the $60.1 million, $14.6 million was booked during the last two days of June. End of quarter loan growth, combined with our healthy pipeline, should provide an excellent start for loan revenue in the third quarter.”
“On June 12, 2017, we announced the signing of a merger agreement with Diboll State Bancshares, Inc. (“Diboll”). We have filed all of our applications with relevant regulatory authorities and are currently preparing the preliminary proxy statement/prospectus to be included in our registration statement on Form S-4 which will be filed with the Securities and Exchange Commission. We anticipate closing this transaction sometime during the fourth quarter of 2017, subject to regulatory approval, Diboll shareholder approval, and customary closing conditions.”
Loans and Deposits
For the six months ended June 30, 2017, total loans increased by $53.7 million, or 2.1%, compared to December 31, 2016.  The net increase in our loans was comprised primarily of increases of $87.7 million of commercial real estate loans, $6.7 million of construction loans, and $6.4 million of municipal loans, which were partially offset by decreases of $21.8 million of 1-4 family residential loans, $20.3 million of loans to individuals, and $5.0 million of commercial loans. Loans with oil and gas industry exposure totaled 1.14% of the loan portfolio at June 30, 2017, compared to 1.09% at December 31, 2016.
Nonperforming assets decreased during the six months ended June 30, 2017 by $5.9 million, or 39.3%, to $9.2 million, or 0.16% of total assets, compared to 0.27% of total assets at December 31, 2016, due to the payoff of several nonaccrual commercial loans during the six months ended June 30, 2017.
During the six months ended June 30, 2017, the allowance for loan losses increased by $1.3 million, or 7.4%, to $19.2 million, or 0.74% of total loans, compared to 0.70% of total loans at December 31, 2016, primarily due to loan growth.
During the six months ended June 30, 2017, deposits, net of brokered deposits, decreased $11.0 million, or 0.3%, compared to December 31, 2016. During this six-month period, our public fund deposits decreased $38.2 million, or 3.8%.

Net Interest Income for the Three Months Ended June 30, 2017
Net interest income increased $1.0 million, or 3.0%, to $35.4 million for the three months ended June 30, 2017, compared to $34.4 million for the same period in 2016. The increase in net interest income was the result of a $4.9 million increase in interest income on loans and the securities portfolio, partially offset by the increase in interest expense of $3.9 million associated with our deposits and other interest bearing liabilities, compared to the same period in 2016. For the three months ended June 30, 2017, our net interest spread decreased to 2.89%, compared to 3.24% for the same period in 2016. Our net interest margin decreased to 3.07% for the three months ended June 30, 2017, compared to 3.35% for the same period in 2016. Both the decrease in net interest margin and spread was due to higher average rates paid on interest bearing liabilities along with a decrease in the average yield on earning assets. The increase in average rates paid on interest bearing liabilities was a direct result of the subordinated debt issuance and the decrease in purchase accretion on the certificate of deposit premium during the third quarter of 2016 and overall higher interest rates. The decrease in the average yield on earning assets during the three months ended June 30, 2017 was primarily the result of a decrease in purchase accounting accretion on loans and a decrease in the average yield on tax-exempt investment securities. The net interest spread and margin on a linked quarter basis decreased from 2.93% and 3.08%, respectively, for the three months ended March 31, 2017, to 2.89% and 3.07%, respectively, for the three months ended June 30, 2017.
Net Interest Income for the Six Months Ended June 30, 2017
Net interest income decreased $290,000, or 0.4%, to $70.7 million for the six months ended June 30, 2017, compared to $71.0 million for the same period in 2016. The decrease in net interest income was the result of the $7.1 million increase in interest expense on our deposits and other interest bearing liabilities exceeding the $6.8 million increase in interest income on loans and the securities portfolio, compared to the same period in 2016. For the six months ended June 30, 2017, our net interest spread decreased to 2.91%, compared to 3.32% for the same period in 2016. Our net interest margin decreased to 3.07% for the six months ended June 30, 2017, compared to 3.43% for the same period in 2016. Both the decrease in net interest margin and spread was due to higher average rates paid on interest bearing liabilities along with a decrease in the average yield on earning assets. The increase in average rates paid on interest bearing liabilities was a direct result of the subordinated debt issuance and the decrease in purchase accretion on the certificate of deposit premium during the third quarter of 2016 and overall higher interest rates. The decrease in the average yield on earning assets was the result of a 23 basis point decrease in the average yield on investment securities combined with a decrease in purchase accounting accretion on loans and the effect on the average yield on loans in 2016, of the $1.3 million recovery of interest income on the payoff of a long-term nonaccrual loan during the first quarter of 2016.
Net Income for the Three Months Ended June 30, 2017
Net income increased $3.1 million, or 27.1%, for the three months ended June 30, 2017, to $14.5 million compared to the same period in 2016. The increase was primarily the result of a $4.9 million increase in interest income and a $2.4 million decrease in provision for loan losses, partially offset by a $3.9 million increase in interest expense and a $0.6 million increase in income tax expense.
Noninterest income decreased $0.1 million, or 0.8%, for the three months ended June 30, 2017, compared to the same period in 2016, due primarily to a decrease in net gain on sale of securities available for sale and a decrease in gain on sale of loans which was partially offset by increases in other noninterest income, deposit services income, and brokerage services income.
Noninterest expense decreased $0.3 million, or 1.1%, for the three months ended June 30, 2017, compared to the same period in 2016, due primarily to decreases in professional fees, FDIC insurance and advertising, travel and entertainment expense, partially offset by increases in other noninterest expense. The decrease in professional fees is due to decreases in consulting fees associated with the cost containment and process improvement efforts initiated in January 2016. FDIC insurance decreased due to reduced FDIC assessment rates. Advertising, travel and entertainment expenses decreased primarily due to a decrease in advertising expense. Other noninterest expense increased primarily due to acquisition expense of approximately $473,000 related to the pending merger with Diboll.

Net Income for the Six Months Ended June 30, 2017
Net income increased $4.6 million, or 18.3%, for the six months ended June 30, 2017, to $29.5 million compared to the same period in 2016. The increase was primarily the result of a $6.8 million increase in interest income, a $3.8 million decrease in noninterest expense, and a $3.6 million decrease in provision for loan losses, partially offset by a $7.1 million increase in interest expense, a $2.0 million decrease in noninterest income, and a $0.6 million increase in income tax expense.
Noninterest income decreased $2.0 million, or 9.5%, for the six months ended June 30, 2017 compared to the same period in 2016, due to a decrease in net gain on sale of securities available for sale and a decrease in gain on sale of loans which was partially offset by increases in other noninterest income, deposit services income, and brokerage services income.

Noninterest expense decreased $3.8 million, or 6.9%, for the six months ended June 30, 2017, compared to the same period in 2016, due primarily to decreases in salary and employee benefits, professional fees, occupancy expense, FDIC insurance, advertising, travel and entertainment expense and other noninterest expense, partially offset by an increase in ATM and debit card expense. The decrease in salaries and employee benefits was due to a one-time expense of $1.7 million related to the acceptance of early retirement packages of 16 employees during the six months ended June 30, 2016. Professional fees decreased due to decreases in consulting fees associated with cost containment and process improvement efforts initiated in January 2016. Occupancy expense decreased due to lower rent expense. FDIC insurance decreased due to reduced FDIC assessment rates. Advertising, travel and entertainment expenses decreased primarily due to decreases in advertising and travel expenditures. Other noninterest expense decreased primarily due to a reduction in the provision expense for losses on unfunded loan commitments, losses on other real estate owned, a decrease in core deposit intangible amortization expense and equipment maintenance expense, partially offset by acquisition expense of approximately $473,000 related to the pending merger with Diboll. ATM and debit card expense increased due to increased activity.

Conference Call
Southside's management team will host a conference call to discuss its second quarter 2017 financial results on Friday, July 28, 2017 at 9:00 am CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 52302927 or by identifying “Southside Bancshares, Inc., Second Quarter 2017 Earnings Call.”  To listen to the call via web-cast, register at www.southside.com/about/investor-relations.
For those unable to listen to the conference call live, a recording of the conference call will be available from approximately 3:00 pm CDT July 28, 2017 through August 9, 2017 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully-taxable equivalent measures: (i) tax-equivalent net interest income, (ii) tax-equivalent net interest margin, (iii) tax-equivalent net interest spread, and (iv) tax-equivalent efficiency ratio, which include the effects of taxable-equivalent adjustments using a federal income tax rate of 35% to increase tax-exempt interest income to a tax-equivalent basis. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.  Tax-equivalent adjustments are reported in notes 2 and 3 to the “Average Balances with Average Yields and Rates” tables under “Results of Operations” below.
Tax-equivalent net interest income, net interest margin and net interest spread. Net interest income on a tax-equivalent basis is a non-GAAP measure that adjusts for the tax-favored status of net interest income from loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin on a tax-equivalent basis is net interest income on a tax-equivalent basis divided by average interest-earning assets on a tax-equivalent basis. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread on a tax-equivalent basis is the difference in the average yield on average interest-earning assets on a tax equivalent basis and the average rate paid on average interest-bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio.  The efficiency ratio, calculated on a tax-equivalent basis, is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain non-recurring expense by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains (losses) on sales of investment securities and certain non-recurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $5.58 billion in assets as of June 30, 2017, that owns 100% of Southside Bank.  Southside Bank currently has 60 banking centers in Texas and operates a network of 70 ATMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Suni Davis at (903) 531-7235, or suni.davis@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, pending acquisitions, and certain market risk disclosures, including the impact of interest rates and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2017		2016
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
ASSETS
Cash and due from banks	$56,033	$54,345	$59,363	$54,255	$45,663
Interest earning deposits	175,039	185,289	102,251	144,833	18,450
Federal funds sold	4,760	7,360	8,040	—	—
Securities available for sale, at estimated fair value	1,397,811	1,444,043	1,479,600	1,622,128	1,416,335
Securities held to maturity, at carrying value	925,538	929,793	937,487	775,682	784,925
Federal Home Loan Bank stock, at cost	61,561	61,305	61,084	51,901	47,702
Loans held for sale	3,036	5,303	7,641	5,301	5,883
Loans	2,610,198	2,538,918	2,556,537	2,483,641	2,384,321
Less: Allowance for loan losses	(19,241)	(18,485)	(17,911)	(15,993)	(14,908)
Net loans	2,590,957	2,520,433	2,538,626	2,467,648	2,369,413
Premises & equipment, net	105,938	105,327	106,003	106,777	107,242
Goodwill	91,520	91,520	91,520	91,520	91,520
Other intangible assets, net	3,767	4,177	4,608	5,060	5,534
Bank owned life insurance	99,011	98,377	97,775	97,002	96,375
Other assets	63,511	148,977	69,769	42,796	45,886
Total assets	$5,578,482	$5,656,249	$5,563,767	$5,464,903	$5,034,928

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$757,353	$753,224	$704,013	$747,270	$679,831
Interest bearing deposits	2,866,720	2,952,072	2,829,063	2,834,117	2,890,418
Total deposits	3,624,073	3,705,296	3,533,076	3,581,387	3,570,249
Short-term obligations	1,024,257	960,730	873,615	720,634	385,717
Long-term obligations	320,658	411,310	601,464	621,640	559,071
Other liabilities	62,429	47,447	37,338	68,682	47,591
Total liabilities	5,031,417	5,124,783	5,045,493	4,992,343	4,562,628
Shareholders' equity	547,065	531,466	518,274	472,560	472,300
Total liabilities and shareholders' equity	$5,578,482	$5,656,249	$5,563,767	$5,464,903	$5,034,928

	At or For the Three Months Ended
	2017		2016
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Income Statement:
Total interest income	$46,009	$44,888	$43,680	$41,132	$41,089
Total interest expense	10,585	9,608	9,039	7,202	6,711
Net interest income	35,424	35,280	34,641	33,930	34,378
Provision for loan losses	1,346	1,098	2,065	1,631	3,768
Net interest income after provision for loan losses	34,078	34,182	32,576	32,299	30,610
Noninterest income
Deposit services	5,255	5,114	5,183	5,335	5,099
Net (loss) gain on sale of securities available for sale	(75)	322	(2,676)	2,343	728
Gain on sale of loans	505	701	461	818	873
Trust income	899	890	900	867	869
Bank owned life insurance income	635	634	649	656	647
Brokerage services	682	547	466	551	535
Other	1,392	1,465	1,730	1,162	619
Total noninterest income	9,293	9,673	6,713	11,732	9,370
Noninterest expense
Salaries and employee benefits	14,915	15,919	16,194	15,203	14,849
Occupancy expense	2,897	2,863	2,825	4,569	2,993
Advertising, travel & entertainment	548	583	648	588	722
ATM and debit card expense	889	927	820	868	736
Professional fees	1,050	939	982	1,148	1,478
Software and data processing expense	688	725	687	736	739
Telephone and communications	476	526	572	407	468
FDIC insurance	445	441	215	643	645
FHLB prepayment fees	—	—	—	—	148
Other	3,629	2,935	2,934	4,263	3,035
Total noninterest expense	25,537	25,858	25,877	28,425	25,813
Income before income tax expense	17,834	17,997	13,412	15,606	14,167
Income tax expense	3,353	3,008	1,839	2,741	2,772
Net income	$14,481	$14,989	$11,573	$12,865	$11,395

Common share data:
Weighted-average basic shares outstanding	29,318	29,288	27,542	26,923	26,890
Weighted-average diluted shares outstanding	29,519	29,504	27,731	27,080	27,013
Shares outstanding end of period	29,344	29,306	29,261	26,939	26,912
Net income per common share
Basic	$0.49	$0.51	$0.42	$0.48	$0.42
Diluted	0.49	0.51	0.42	0.48	0.42
Book value per common share	18.64	18.14	17.71	17.54	17.55
Cash dividend paid per common share	0.28	0.25	0.30	0.24	0.24

Selected Performance Ratios:
Return on average assets	1.04%	1.08%	0.83%	0.98%	0.90%
Return on average shareholders’ equity	10.70	11.57	9.56	10.78	9.91
Average yield on earning assets (1)	3.88	3.82	3.73	3.78	3.93
Average rate on interest bearing liabilities	0.99	0.89	0.83	0.72	0.69
Net interest spread (1)	2.89	2.93	2.90	3.06	3.24
Net interest margin (1)	3.07	3.08	3.03	3.19	3.35
Average earning assets to average interest bearing liabilities	121.57	120.04	119.88	120.40	120.21
Noninterest expense to average total assets	1.83	1.87	1.85	2.17	2.05
Efficiency ratio (1)	50.26	51.60	52.00	53.88	52.85
(1) See “Non-GAAP Financial Measures.”

	At or For the Six Months Ended
	June 30,
	2017	2016
Income Statement:
Total interest income	$90,897	$84,101
Total interest expense	20,193	13,107
Net interest income	70,704	70,994
Provision for loan losses	2,444	6,084
Net interest income after provision for loan losses	68,260	64,910
Noninterest income
Deposit services	10,369	10,184
Net gain on sale of securities available for sale	247	3,169
Gain on sale of loans	1,206	1,516
Trust income	1,789	1,724
Bank owned life insurance income	1,269	1,321
Brokerage services	1,229	1,110
Other	2,857	1,942
Total noninterest income	18,966	20,966
Noninterest expense
Salaries and employee benefits	30,834	32,581
Occupancy expense	5,760	6,328
Advertising, travel & entertainment	1,131	1,407
ATM and debit card expense	1,816	1,448
Professional fees	1,989	2,816
Software and data processing expense	1,413	1,488
Telephone and communications	1,002	952
FDIC insurance	886	1,283
FHLB prepayment fees	—	148
Other	6,564	6,769
Total noninterest expense	51,395	55,220
Income before income tax expense	35,831	30,656
Income tax expense	6,361	5,745
Net income	$29,470	$24,911

Common share data:
Weighted-average basic shares outstanding	29,303	27,002
Weighted-average diluted shares outstanding	29,511	27,099
Net income per common share
Basic	$1.01	$0.92
Diluted	1.00	0.92
Book value per common share	18.64	17.55
Cash dividend paid per common share	0.53	0.47

Selected Performance Ratios:
Return on average assets	1.06%	0.99%
Return on average shareholders’ equity	11.13	10.93
Average yield on earning assets (1)	3.85	4.00
Average yield on interest bearing liabilities	0.94	0.68
Net interest spread (1)	2.91	3.32
Net interest margin (1)	3.07	3.43
Average earning assets to average interest bearing liabilities	120.80	119.91
Noninterest expense to average total assets	1.85	2.19
Efficiency ratio (1)	50.93	55.22
(1) See “Non-GAAP Financial Measures.”

	Southside Bancshares, Inc.
	Selected Financial Data (unaudited)
	(dollars in thousands)

	Three Months Ended
	2017		2016
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Nonperforming assets:	$9,165	$14,079	$15,105	$16,008	$24,510
Nonaccrual loans (1)	3,034	7,261	8,280	8,536	11,767
Accruing loans past due more than 90 days (1)	—	1	6	1	6
Restructured loans (2)	5,884	6,424	6,431	7,193	12,477
Other real estate owned	233	367	339	237	237
Repossessed assets	14	26	49	41	23

Asset Quality Ratios:
Nonaccruing loans to total loans	0.12%	0.29%	0.32%	0.34%	0.49%
Allowance for loan losses to nonaccruing loans	634.18	254.58	216.32	187.36	126.69
Allowance for loan losses to nonperforming assets	209.94	131.29	118.58	99.91	60.82
Allowance for loan losses to total loans	0.74	0.73	0.70	0.64	0.63
Nonperforming assets to total assets	0.16	0.25	0.27	0.29	0.49
Net charge-offs to average loans	0.09	0.08	0.02	0.09	1.77

Capital Ratios:
Shareholders’ equity to total assets	9.81	9.40	9.32	8.65	9.38
Average shareholders’ equity to average total assets	9.72	9.36	8.66	9.10	9.11

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition.

(2)
Includes $3.0 million, $3.0 million, $3.1 million, $3.2 million, and $8.3 million in PCI loans restructured as of June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

	Three Months Ended
	2017		2016
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Real Estate Loans:
Construction	$386,853	$362,367	$380,175	$466,323	$425,595
1-4 Family Residential	615,405	622,881	637,239	644,746	633,400
Commercial	1,033,629	974,307	945,978	759,795	694,272
Commercial Loans	172,311	176,908	177,265	191,154	197,896
Municipal Loans	305,023	297,417	298,583	293,949	292,909
Loans to Individuals	96,977	105,038	117,297	127,674	140,249
Total Loans	$2,610,198	$2,538,918	$2,556,537	$2,483,641	$2,384,321

RESULTS OF OPERATIONS
The “Average Balances with Average Yields and Rates” tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities (dollars in thousands).

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	June 30, 2017			March 31, 2017
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,557,093	$29,080	4.56%	$2,549,230	$28,241	4.49%
Loans held for sale	5,914	60	4.07%	7,023	48	2.77%
Securities:
Investment securities (taxable) (4)	58,168	267	1.84%	86,511	377	1.77%
Investment securities (tax-exempt) (3) (4)	749,259	9,386	5.02%	779,772	9,929	5.16%
Mortgage-backed and related securities (4)	1,594,269	10,818	2.72%	1,570,510	10,045	2.59%
Total securities	2,401,696	20,471	3.42%	2,436,793	20,351	3.39%
FHLB stock, at cost, and other investments	66,744	299	1.80%	66,547	298	1.82%
Interest earning deposits	156,124	364	0.94%	162,235	346	0.86%
Federal funds sold	5,326	14	1.05%	7,217	14	0.79%
Total earning assets	5,192,897	50,288	3.88%	5,229,045	49,298	3.82%
Cash and due from banks	50,961			53,528
Accrued interest and other assets	358,041			350,729
Less: Allowance for loan losses	(18,495)			(18,130)
Total assets	$5,583,404			$5,615,172
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$262,009	121	0.19%	$252,744	92	0.15%
Time deposits	1,014,101	2,723	1.08%	927,610	2,227	0.97%
Interest bearing demand deposits	1,616,036	2,294	0.57%	1,707,996	1,962	0.47%
Total interest bearing deposits	2,892,146	5,138	0.71%	2,888,350	4,281	0.60%
Short-term interest bearing liabilities	1,010,484	2,480	0.98%	1,007,546	2,065	0.83%
Long-term interest bearing liabilities – FHLB Dallas	210,416	1,075	2.05%	301,775	1,402	1.88%
Subordinated notes (5)	98,151	1,398	5.71%	98,117	1,393	5.76%
Long-term debt (6)	60,238	494	3.29%	60,237	467	3.14%
Total interest bearing liabilities	4,271,435	10,585	0.99%	4,356,025	9,608	0.89%
Noninterest bearing deposits	729,564			693,729
Accrued expenses and other liabilities	39,819			39,960
Total liabilities	5,040,818			5,089,714
Shareholders’ equity	542,586			525,458
Total liabilities and shareholders’ equity	$5,583,404			$5,615,172
Net interest income (7)		$39,703			$39,690
Net interest margin on average earning assets (7)			3.07%			3.08%
Net interest spread (7)			2.89%			2.93%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,050 and $1,035 for the three months ended June 30, 2017 and March 31, 2017, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $3,229 and $3,375 for the three months ended June 30, 2017 and March 31, 2017, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $1.8 million and $1.9 million for the three months ended June 30, 2017 and March 31, 2017, respectively.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the three months ended June 30, 2017 and March 31, 2017 reflect unamortized debt issuance costs of $73,000 and $74,000, respectively.

(7)	See “Non-GAAP Financial Measures.”

Note: As of June 30, 2017 and March 31, 2017, loans totaling $3,034 and $7,261, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Three Months Ended
	December 31, 2016			September 30, 2016
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,512,820	$27,835	4.41%	$2,436,349	$26,750	4.37%
Loans held for sale	4,845	36	2.96%	6,718	54	3.20%
Securities:
Investment securities (taxable) (4)	115,057	485	1.68%	61,238	251	1.63%
Investment securities (tax-exempt) (3) (4)	812,771	10,352	5.07%	690,635	8,911	5.13%
Mortgage-backed and related securities (4)	1,520,045	9,294	2.43%	1,492,271	9,399	2.51%
Total securities	2,447,873	20,131	3.27%	2,244,144	18,561	3.29%
FHLB stock, at cost, and other investments	62,087	210	1.35%	54,085	186	1.37%
Interest earning deposits	134,786	165	0.49%	57,598	89	0.61%
Federal funds sold	2,972	5	0.67%	—	—	—
Total earning assets	5,165,383	48,382	3.73%	4,798,894	45,640	3.78%
Cash and due from banks	52,415			49,418
Accrued interest and other assets	359,217			385,917
Less: Allowance for loan losses	(16,467)			(14,989)
Total assets	$5,560,548			$5,219,240
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$250,706	76	0.12%	$248,364	71	0.11%
Time deposits	926,021	2,261	0.97%	949,019	2,073	0.87%
Interest bearing demand deposits	1,646,535	1,543	0.37%	1,634,898	1,460	0.36%
Total interest bearing deposits	2,823,262	3,880	0.55%	2,832,281	3,604	0.51%
Short-term interest bearing liabilities	869,398	1,428	0.65%	608,130	1,122	0.73%
Long-term interest bearing liabilities – FHLB Dallas	457,754	1,837	1.60%	472,470	1,857	1.56%
Subordinated notes (5)	98,011	1,439	5.84%	12,823	189	5.86%
Long-term debt (6)	60,235	455	3.01%	60,234	430	2.84%
Total interest bearing liabilities	4,308,660	9,039	0.83%	3,985,938	7,202	0.72%
Noninterest bearing deposits	717,599			702,539
Accrued expenses and other liabilities	52,714			55,783
Total liabilities	5,078,973			4,744,260
Shareholders’ equity	481,575			474,980
Total liabilities and shareholders’ equity	$5,560,548			$5,219,240
Net interest income (7)		$39,343			$38,438
Net interest margin on average earning assets (7)			3.03%			3.19%
Net interest spread (7)			2.90%			3.06%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,045 and $1,064 for the three months ended December 31, 2016 and September 30, 2016, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $3,657 and $3,444 for the three months ended December 31, 2016 and September 30, 2016, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $2.0 million and $220,000 for the three months ended December 31, 2016 and September 30, 2016, respectively.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the three months ended December 31, 2016 and September 30, 2016 reflect unamortized debt issuance costs of $76,000 and $77,000, respectively.

(7)	See “Non-GAAP Financial Measures.”

Note: As of December 31, 2016 and September 30, 2016, loans totaling $8,280 and $8,536, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Three Months Ended
	June 30, 2016
	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,426,733	$27,275	4.52%
Loans held for sale	4,984	40	3.23%
Securities:
Investment securities (taxable) (4)	22,010	107	1.96%
Investment securities (tax-exempt) (3) (4)	657,568	8,636	5.28%
Mortgage-backed and related securities (4)	1,450,868	9,366	2.60%
Total securities	2,130,446	18,109	3.42%
FHLB stock, at cost, and other investments	52,952	185	1.41%
Interest earning deposits	57,493	61	0.43%
Total earning assets	4,672,608	45,670	3.93%
Cash and due from banks	47,079
Accrued interest and other assets	377,983
Less: Allowance for loan losses	(22,377)
Total assets	$5,075,293
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$244,639	68	0.11%
Time deposits	976,600	1,927	0.79%
Interest bearing demand deposits	1,727,431	1,520	0.35%
Total interest bearing deposits	2,948,670	3,515	0.48%
Short-term interest bearing liabilities	385,858	906	0.94%
Long-term interest bearing liabilities – FHLB Dallas	492,296	1,874	1.53%
Long-term debt (5)	60,233	416	2.78%
Total interest bearing liabilities	3,887,057	6,711	0.69%
Noninterest bearing deposits	682,360
Accrued expenses and other liabilities	43,360
Total liabilities	4,612,777
Shareholders’ equity	462,516
Total liabilities and shareholders’ equity	$5,075,293
Net interest income (6)		$38,959
Net interest margin on average earning assets (6)			3.35%
Net interest spread (6)			3.24%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustment of $1,082 for the three months ended June 30, 2016. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustment of $3,499 for the three months ended June 30, 2016. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the three months ended June 30, 2016 reflects unamortized debt issuance costs of $78,000.

(6)	See “Non-GAAP Financial Measures.”

Note: As of June 30, 2016, loans totaling $11,767 were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Six Months Ended
	June 30, 2017			June 30, 2016
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,553,183	$57,321	4.53%	$2,430,783	$56,068	4.64%
Loans held for sale	6,466	108	3.37%	4,283	72	3.38%
Securities:
Investment securities (taxable) (4)	72,262	644	1.80%	31,835	321	2.03%
Investment securities (tax-exempt) (3) (4)	764,431	19,315	5.10%	646,667	17,130	5.33%
Mortgage-backed and related securities (4)	1,582,455	20,863	2.66%	1,452,605	18,757	2.60%
Total securities	2,419,148	40,822	3.40%	2,131,107	36,208	3.42%
FHLB stock, at cost, and other investments	66,646	597	1.81%	54,034	402	1.50%
Interest earning deposits	159,162	710	0.90%	54,255	131	0.49%
Federal funds sold	6,266	28	0.90%	—	—	—
Total earning assets	5,210,871	99,586	3.85%	4,674,462	92,881	4.00%
Cash and due from banks	52,237			51,406
Accrued interest and other assets	354,283			373,998
Less: Allowance for loan losses	(18,313)			(21,233)
Total assets	$5,599,078			$5,078,633
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$257,402	213	0.17%	$240,066	133	0.11%
Time deposits	971,095	4,950	1.03%	945,958	3,650	0.78%
Interest bearing demand deposits	1,661,762	4,256	0.52%	1,722,573	2,988	0.35%
Total interest bearing deposits	2,890,259	9,419	0.66%	2,908,597	6,771	0.47%
Short-term interest bearing liabilities	1,009,023	4,545	0.91%	399,922	1,602	0.81%
Long-term interest bearing liabilities – FHLB Dallas	255,843	2,477	1.95%	529,561	3,913	1.49%
Subordinated notes (5)	98,134	2,791	5.74%	—	—	—
Long-term debt (6)	60,237	961	3.22%	60,232	821	2.74%
Total interest bearing liabilities	4,313,496	20,193	0.94%	3,898,312	13,107	0.68%
Noninterest bearing deposits	711,745			677,612
Accrued expenses and other liabilities	39,768			44,247
Total liabilities	5,065,009			4,620,171
Shareholders’ equity	534,069			458,462
Total liabilities and shareholders’ equity	$5,599,078			$5,078,633
Net interest income (7)		$79,393			$79,774
Net interest margin on average earning assets (7)			3.07%			3.43%
Net interest spread (7)			2.91%			3.32%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $2,085 and $2,142 for the six months ended June 30, 2017 and 2016, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $6,604 and $6,638 for the six months ended June 30, 2017 and 2016, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $1.9 million for the six months ended June 30, 2017.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the six months ended June 30, 2017 and 2016 reflect unamortized debt issuance costs of $74,000 and $79,000, respectively.

(7)	See “Non-GAAP Financial Measures.”

Note: As of June 30, 2017 and 2016, loans totaling $3,034 and $11,767, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.